UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2016 (June 7, 2016)

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

300 Harmon Meadow Blvd.

Secaucus, New Jersey 07094

(Addresses of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting was held on June 7, 2016.

(b)	The final voting results for each of the matters submitted to a vote of the stockholders at the Annual Meeting were as follows:

Proposal 1 – Adoption and Approval of Amendment to our Certificate of Incorporation.

The amendment to our Certificate of Incorporation to remove the words “for cause” so that any of the Company’s directors may be removed, with or without cause was approved.

For	Against	Abstain	Non-Votes
19,844,646	251,637	9,495	0

A copy of the Company’s Amended and Restated Certificate of Incorporation, as amended by the amendment described in the preceding paragraph, is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Proposal 2 – Election of Directors.

The final results of the voting for ten (10) Directors for an annual term are set forth below:

	FOR	AGAINST	ABSTAIN	NON-VOTES

B. Michael Becker	18,408,778	878,074	2,209	816,717

John D. Bowlin	18,483,177	803,486	2,398	816,717

Catherine E. Buggeln	18,900,551	386,362	2,148	816,717

Deborah M. Derby	18,900,641	386,272	2,148	816,717

David H. Edwab	18,483,232	803,621	2,208	816,717

Richard L. Markee	18,812,652	474,683	1,726	816,717

Guillermo Marmol	19,180,380	104,433	4,248	816,717

Beth M. Pritchard	18,904,097	380,716	4,248	816,717

Timothy Theriault	18,817,646	466,995	4,420	816,717

Colin Watts	18,831,270	99,285	358,506	816,717

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation.

The stockholders approved, on an advisory, non-binding basis, the compensation of our named executive officers. The final results of the voting for this proposal are set forth below:

For	Against	Abstain	Non-Votes
18,585,135	697,665	6,261	816,717

Proposal 4 – Ratification of Independent Registered Accounting Firm.

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year was approved.

For	Against	Abstain	Non-Votes
19,095,298	1,007,522	2,958	0

ITEM  9.01     Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated Certificate of Incorporation of Vitamin Shoppe, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: June 10, 2016	By	/s/ David M. Kastin
Name: David M. Kastin
Title: Senior Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Vitamin Shoppe, Inc.